UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

THE CARLYLE GROUP L.P.

(Exact Name of Registrant as Specified in its Charter)

Delaware	45-2832612
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1001 Pennsylvania Avenue, N.W., Washington, D.C.	20004
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Units Representing Limited Partner Interests	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☐

Securities Act registration statement file number to which this form relates: 333-176685

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

A description of the common units representing limited partner interests (the “Common Units”) of The Carlyle Group L.P. (the “Registrant”) will be contained in a prospectus, constituting part of the Registrant’s Registration Statement on Form S-1 (File No. 333-176685) relating to the Common Units, to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (such prospectus as filed pursuant to 424(b), the “Prospectus”). The description of the Common Units contained in the Prospectus under the headings “Conflicts of Interest and Fiduciary Responsibilities,” “Description of Common Units,” and “Material Provisions of The Carlyle Group L.P. Partnership Agreement” is hereby incorporated by reference into this Form 8-A.

Item 2. Exhibits.

None.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

THE CARLYLE GROUP L.P.
		By:	Carlyle Group Management L.L.C., its general partner

Date:	May 3, 2012	By:	/S/ DANIEL A. D’ANIELLO
		Name:	DANIEL A. D’ANIELLO
		Title:	Chairman